                    CONSENT OF RUSSELL, THOMPSON, BUTLER & HOUSTON


We consent to the incorporation by reference in this Current Report on Form 8-K/A, filed with the Securities and Exchange Commission by Apartment Investment and Management Company (AIMCO) of our reports dated as shown in Exhibit A with respect to the audits of those entities as shown in Exhibit A for the year ended December 31, 1994. We further consent to the incorporation by reference of such report in AIMCO's Registration Statement on Form S-3 (No. 333-26415), AIMCO's Registration Statement on Form S-3 (No. 33-98338), AIMCO's Registration Statement on Form S-3 (No. 333-828), AIMCO's Registration Statement on Form S-3 (No. 333-4542), AIMCO's Registration Statement on Form S-3 (No. 333-4546), AIMCO's Registration Statement on Form S-3 (No. 333-8997), AIMCO's Registration Statement on Form S-3 (No. 333-17431), AIMCO's Registration Statement on Form S-8 (No. 333-4550), AIMCO's Registration Statement on Form S-8 (No. 333-4548), AIMCO's Registration Statement on Form S-8 (No. 333-14481), AIMCO's Registration Statement on Form S-3 (333-20755), AIMCO's Registration Statement on Form S-3 (No. 333-36531), AIMCO's Registration Statement on Form S-3 (No. 333-36537), and AIMCO's Registration Statement on Form S-8 (No. 333-36803), all filed with the Securities and Exchange Commission.



                                      /s/ RUSSELL, THOMPSON, BUTLER & HOUSTON

Mobile, Alabama
October 3, 1997


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                                    EXHIBIT A


Real Estate Partnership                              Report Date
-----------------------                              -----------

Housing Assistance of Mt. Dora, Ltd.                 January 7, 1995
Housing Assistance of Orange City, Ltd.              January 7, 1995
Housing Assistance of Sebring, Ltd.                  January 7, 1995
Housing Assistance of Vero Beach, Ltd.               January 7, 1995
Lakeview Villas, Ltd.                                January 7, 1995
Orange City Villas II, Ltd.                          January 7, 1995
Woodside Villas of Arcadia, Ltd.                     January 7, 1995
Grove Park Villas, Ltd.                              January 7, 1995
Highlands Village II                                 January 7, 1995
Eustis Apartments, Ltd.                              January 7, 1995
South Hiawassee Village, Ltd.                        January 7, 1995
Parkview Arms Associates I                           January 13, 1995
Parkview Arms Associates II                          January 13, 1995
Twin Gables Associates                               January 13, 1995
Miami Elderly Associates                             January 13, 1995
Crosland Housing Associates                          January 19, 1995
Parkview Apartments, Ltd.                            January 19, 1995
Chesterfield Housing Associates                      January 19, 1995
Hemingway Housing Associates                         January 19, 1995
McColl Housing Associates                            January 19, 1995
The Meadows Apartments                               January 19, 1995
St. George Villas                                    January 19, 1995
Hurbell I Limited Partnership (Holly Oak)            January 21, 1995
Hurbell IV Limited Partnership (Talladega Downs)     January 21, 1995
Eastcourt Village Partners                           January 25, 1995
United Housing Partners Cuthbert, Ltd.               January 27, 1995
United Housing Partners Elmwood, Ltd.                January 27, 1995
United Housing Partners Morristown, Ltd.             January 27, 1995
United Housing Partners Welch, Ltd.                  January 27, 1995
Townview Towers I Partnership, Ltd.                  January 27, 1995
VOA-Nicollet Towers Associates                       January 28, 1995
Community Developers of Princeville                  January 30, 1995
Registry Square, Ltd.                                February 23, 1995